                                                                  [FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2006-QA10 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QA10

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

RESIDENTIAL FUNDING SECURITIES, LLC
Lead Underwriter

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE
SECURITIES  AND EXCHANGE  COMMISSION,  OR SEC,  FOR THE  OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR  MORE  COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE
BY VISITING  EDGAR ON THE SEC WEB SITE AT  HTTP://WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,
ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE  OFFERING  WILL ARRANGE TO SEND YOU THE
BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-523-3990.

THIS TERM SHEET IS NOT REQUIRED  TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED
TO BE  INCLUDED  IN THE  BASE  PROSPECTUS  AND  THE  PROSPECTUS  SUPPLEMENT  FOR  THE  OFFERED
CERTIFICATES.   THE  INFORMATION  IN  THIS  TERM  SHEET  IS  PRELIMINARY  AND  IS  SUBJECT  TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF  CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR
SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING  PROSPECTUS  RELATING
TO THOSE OFFERED CERTIFICATES.

THIS  TERM  SHEET  AND  THE  RELATED  TERM  SHEET  SUPPLEMENT  IS NOT AN  OFFER  TO  SELL OR A
SOLICITATION OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,  SOLICITATION
OR SALE IS NOT PERMITTED.

NOVEMBER 20, 2006 - REVISED

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF
 OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT
                                 TO THE OFFERED CERTIFICATES

We  provide  information  to you  about the  offered  certificates  in three or more  separate documents that provide progressively more detail:

        -      the related base  prospectus,  dated October 26, 2006,  which provides  general information, some of which may not apply to the offered certificates;

        -      the term sheet  supplement,  dated  November 3, 2006,  which  provides  general information about series of certificates  issued pursuant to the depositor's QA program, some of which may not apply to the offered certificates; and

        -      this term sheet,  which  describes  terms  applicable to the classes of offered certificates  described herein and provides a description of certain collateral stipulations  regarding the mortgage loans and the parties to the  transaction, and provides other information related to the offered certificates.

This  term  sheet  provides  a  very  general   overview  of  certain  terms  of  the  offered
certificates  and does not contain all of the  information  that you should consider in making your  investment  decision.  To  understand  all of  the  terms  of a  class  of  the  offered certificates,  you should read  carefully this document,  the term sheet  supplement,  and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number
333-131213.

If the  description  of  the  offered  certificates  in  this  term  sheet  differs  from  the description  of the senior  certificates  in the  related  base  prospectus  or the term sheet supplement,  you should rely on the  description  in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning  ascribed  thereto in the term sheet  supplement and the related  base prospectus.

THE  INFORMATION  IN THIS  TERM  SHEET,  IF  CONVEYED  PRIOR TO THE  TIME OF YOUR  CONTRACTUAL
COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES ANY INFORMATION CONTAINED
IN ANY PRIOR SIMILAR  MATERIALS  RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN THIS TERM
SHEET IS  PRELIMINARY,  AND IS  SUBJECT  TO  COMPLETION  OR  CHANGE.  THIS TERM SHEET IS BEING
DELIVERED  TO  YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF  THE
CERTIFICATES  REFERRED  TO IN THIS  TERM  SHEET  AND TO  SOLICIT  AN  OFFER  TO  PURCHASE  THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY SUCH OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE
ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF  THE  UNDERWRITING  AGREEMENT  WITH  THE  ISSUING  ENTITY  AND  THE  AVAILABILITY  OF  SUCH
CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED  THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM,
MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE
THE POOL MAY BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR
OR  DIFFERENT  MORTGAGE  LOANS  MAY BE ADDED TO THE  POOL,  AND  THAT ONE OR MORE  CLASSES  OF
CERTIFICATES  MAY BE  SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY  TIME  PRIOR TO  ISSUANCE  OR
AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED
THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION TO
SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES
NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL  NOTIFY YOU,  AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR
ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,
APPROVED OR VERIFIED ANY  STATISTICAL  OR NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH
THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA  PROVIDED BY THE ISSUING  ENTITY OR
ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the  prepayment, credit,  liquidity and market risks associated with that class.  The offered  certificates are complex  securities.  You  should  possess,  either  alone  or  together  with  an  investment advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement  and the related base  prospectus for the offered  certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You  should  carefully consider,  among other  things,  all of the  applicable  risk factors in  connection  with the purchase  of any class of the  offered  certificates  listed  in the  section  entitled  "Risk
Factors" in the term sheet supplement.

---------- --------------------- ----------------- ------------------ --------------------------------------
                                   CERTIFICATE     EXPECTED INITIAL
                                    PRINCIPAL        RATING (S&P /
  CLASS     PASS-THROUGH RATE    BALANCE ($) (1)     MOODY'S) (2)                 DESIGNATIONS
---------- --------------------- ----------------- ------------------ --------------------------------------
------------------------------------------------------------------------------------------------------------
                                           OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------
   A-1     Adjustable Rate (3)                          AAA/Aaa       Senior / Adjustable Rate
                                      100,000,000
---------- --------------------- ----------------- ------------------ --------------------------------------
   A-2     Adjustable Rate (4)                          AAA/Aaa       Senior / Super Senior / Adjustable
                                      230,607,000                     Rate
---------- --------------------- ----------------- ------------------ --------------------------------------
   A-3     Adjustable Rate (5)         25,623,000       AAA/Aaa       Senior / Senior Support / Adjustable
                                                                      Rate
---------- --------------------- ----------------- ------------------ --------------------------------------
   M-1     Adjustable Rate (6)          8,882,000       AA/Aa2        Mezzanine / Adjustable Rate
---------- --------------------- ----------------- ------------------ --------------------------------------
   M-2     Adjustable Rate (7)          4,724,000       AA-/A2        Mezzanine / Adjustable Rate
---------- --------------------- ----------------- ------------------ --------------------------------------
   M-3     Adjustable Rate (8)          1,322,000       A+/Baa1       Mezzanine / Adjustable Rate
---------- --------------------- ----------------- ------------------ --------------------------------------
   M-4     Adjustable Rate (9)          1,322,000       A/Baa2        Mezzanine / Adjustable Rate
---------- --------------------- ----------------- ------------------ --------------------------------------
   M-5     Adjustable Rate (10)         1,322,000       A-/Baa3       Mezzanine / Adjustable Rate
---------- --------------------- ----------------- ------------------ --------------------------------------
   M-6     Adjustable Rate (11)         1,700,000       BBB/Ba1       Mezzanine / Adjustable Rate
---------- --------------------- ----------------- ------------------ --------------------------------------
  TOTAL                              $375,502,000
---------- --------------------- ----------------- ------------------ --------------------------------------

(1) The initial  Certificate  Principal  Balances presented in this term sheet are approximate and subject to a +/- 10% variance.
(2)  It  is  a  condition  to  the  issuance  of  the  Class  A-1   Certificates,   Class  A-2
  Certificates,  Class  A-3  Certificates  and Class M-1  Certificates  through  the Class M-6
  Certificates  that  they be  rated  by at  least  two of the  rating  agencies.  The  rating agencies will include Standard & Poor's, a division of McGraw-Hill  Companies,  Inc. ("S&P")
  and Moody's Investors Service, Inc. ("Moody's").
(3) The  Pass-Through  Rate for the Class A-1  Certificates  will be a per annum rate equal to the lesser of (i)  One-Month  LIBOR plus  0.185%  and (ii) the  weighted  average of the net rate on the  mortgage  loans  to  account  for any net  swap  payments  or swap  termination payments payable to the swap  counterparty,  in each case adjusted to account for the actual number  of  days  during  the  interest  accrual  period  and a  360-day  year.  Two  months following  the optional  redemption  date on the deal the Class A-1 Margin will  increase to two times.
(4) The  Pass-Through  Rate for the Class A-2  Certificates  will be a per annum rate equal to the lesser of (i)  One-Month  LIBOR plus  0.180%  and (ii) the  weighted  average of the net rate on the  mortgage  loans  to  account  for any net  swap  payments  or swap  termination payments payable to the swap  counterparty,  in each case adjusted to account for the actual number  of  days  during  the  interest  accrual  period  and a  360-day  year.  Two  months following  the optional  redemption  date on the deal the Class A-2 Margin will  increase to two times.
(5) The  Pass-Through  Rate for the Class A-3  Certificates  will be a per annum rate equal to the lesser of (i)  One-Month  LIBOR plus  0.240%  and (ii) the  weighted  average of the net rate on the  mortgage  loans  to  account  for any net  swap  payments  or swap  termination payments payable to the swap  counterparty,  in each case adjusted to account for the actual number  of  days  during  the  interest  accrual  period  and a  360-day  year.  Two  months following  the optional  redemption  date on the deal the Class A-3 Margin will  increase to two times.

(6) The  Pass-Through  Rate for the Class M-1  Certificates  will be a per annum rate equal to the least of (i)  One-Month  LIBOR plus []%,  (ii) the  weighted  average of the net rate on the  mortgage  loans to  account  for any net swap  payments  or swap  termination  payments payable to the swap  counterparty,  in each case  adjusted to account for the actual  number of days during the  interest  accrual  period and a 360-day year and (iii) 14.00% per annum.
  Two months  following  the  optional  redemption  date on the deal the Class M-1 Margin will increase to one and one half times.
(7)  The Pass-Through Rate for the Class M-2 Certificates will be a per annum rate equal to the least of (i) One-Month LIBOR plus []%, (ii) the weighted average of the net rate on the mortgage loans to account for any net swap payments or swap termination payments payable to the swap counterparty, in each case adjusted to account for the actual number of days during the interest accrual period and a 360-day year and (iii) 14.00% per annum.
  Two months following the optional redemption date on the deal the Class M-2 Margin will increase to one and one half times.
(8) The  Pass-Through  Rate for the Class M-3  Certificates  will be a per annum rate equal to the least of (i)  One-Month  LIBOR plus []%,  (ii) the  weighted  average of the net rate on the  mortgage  loans to  account  for any net swap  payments  or swap  termination  payments payable to the swap  counterparty,  in each case  adjusted to account for the actual  number of days during the  interest  accrual  period and a 360-day year and (iii) 14.00% per annum.
  Two months  following  the  optional  redemption  date on the deal the Class M-3 Margin will increase to one and one half times.
(9) The  Pass-Through  Rate for the Class M-4  Certificates  will be a per annum rate equal to the least of (i)  One-Month  LIBOR plus []%,  (ii) the  weighted  average of the net rate on the  mortgage  loans to  account  for any net swap  payments  or swap  termination  payments payable to the swap  counterparty,  in each case  adjusted to account for the actual  number of days during the  interest  accrual  period and a 360-day year and (iii) 14.00% per annum.
  Two months  following  the  optional  redemption  date on the deal the Class M-4 Margin will increase to one and one half times.
(10) The Pass-Through  Rate for the Class M-5  Certificates  will be a per annum rate equal to the least of (i)  One-Month  LIBOR plus []%,  (ii) the  weighted  average of the net rate on the  mortgage  loans to  account  for any net swap  payments  or swap  termination  payments payable to the swap  counterparty,  in each case  adjusted to account for the actual  number of days during the  interest  accrual  period and a 360-day year and (iii) 14.00% per annum.
  Two months  following  the  optional  redemption  date on the deal the Class M-5 Margin will increase to one and one half times..
(11) The Pass-Through  Rate for the Class M-6  Certificates  will be a per annum rate equal to the least of (i)  One-Month  LIBOR plus []%,  (ii) the  weighted  average of the net rate on the  mortgage  loans to  account  for any net swap  payments  or swap  termination  payments payable to the swap  counterparty,  in each case  adjusted to account for the actual  number of days during the  interest  accrual  period and a 360-day year and (iii) 14.00% per annum.
  Two months  following  the  optional  redemption  date on the deal the Class M-6 Margin will increase to one and one half times.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

------------------------------------------------------- ---------------------------------------------
MORTGAGE LOAN TYPE:                                      3/1, 3/6, 5/1, 5/6, 7/1 & 7/6 Alt A Hybrid
                                                                            Arm
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 10%):                              $375mm
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                  6.933%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
SERVICE FEE (+/- 0.10):                                                    0.303%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                                6.631%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE GROSS MARGIN (+/- 0.15):                                  2.443%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE CAP AT THE ROLL (+/- 0.15):                               4.898%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE PERIODIC CAP (+/- 0.15):                                  1.857%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE LIFE CAP (+/- 0.15):                                      5.294%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH):                          360.7
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE ORIGINAL TERM (+/- 1 MONTH):                              360.1
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE REMAINING TERM (+/- 1 MONTH):                             358.3
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
MONTHS TO ROLL (+/- 1 MONTH):                                                64
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE LTV RATIO (+/- 5):                                        76.4%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
CALIFORNIA CONCENTRATION (+/- 10):                                         30.8%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
FULL/ALT DOCUMENTATION (+/- 5):                                            22.5%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
CASH-OUT REFINANCE (+/- 10):                                               24.3%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
SECOND HOME (+/- 10):                                                       4.2%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
SINGLE FAMILY DETACHED (+/- 10):                                           81.0%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
INVESTOR PROPERTY (+/- 10):                                                10.2%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
INTEREST ONLY MORTGAGE LOANS (+/- 10):                                     85.7%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
WEIGHTED AVERAGE FICO  (+/- 10):                                           710.0
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                  $368,687
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
CONFORMING BALANCE (+/- 10):                                               39.0%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
PREPAYMENT PENALTY (+/- 10):                                               43.8%
------------------------------------------------------- ---------------------------------------------
------------------------------------------------------- ---------------------------------------------
SERVICING RELEASED:                                                        67.3%
------------------------------------------------------- ---------------------------------------------

The  percentages  set  forth in the  table  above,  other  than  any  weighted  averages,  are percentages  of the  aggregate  principal  balance  of the  actual  mortgage  loan  pool to be included in the trust on the Closing Date, as of the Cut-off Date,  after  deducting  payments of  principal  due during the month of the  Cut-off  Date.  Any  weighted  average is weighted based on the  principal  balance of the actual  mortgage  loans to be included in the trust on the Closing  Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

A  percentage  expressed  in  parenthesis  for a category  in the tables  above  reflects  the percentage  by which the number set forth for such  category  may vary in the actual  mortgage pool included in the trust on the Closing Date.  For example the  Aggregate  Stated  Principal
Balance of the  mortgage  loans in the trust on the  Closing  Date,  as of the  Cut-off  Date, after  deducting  payments of  principal  due during the month of the Cut-off  Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or  percentage  set forth for such  category  may vary in the actual  mortgage pool  included  in the  trust  on the  Closing  Date.  For  example,  the  Cash  Out  Refinance percentage  could vary from  14.3% to 34.3% of the  aggregate  principal  balance of the actual mortgage loans included in trust on the Closing Date, as of the Cut-off Date,  after  deducting payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                 Residential Funding Securities LLC

SIGNIFICANT SERVICERS:       Servicers  that may  subservice  10% or more by principal  amount of the  mortgage  loans  include  Homecomings  Financial,  LLC, a
                             wholly-owned   subsidiary  of  Residential   Funding,   and  GMAC
                             Mortgage, LLC, an affiliate of Residential Funding.

SIGNIFICANT ORIGINATORS:     Originators  that  originated  10% or more of the mortgage  loans include  Homecomings  Financial,  LLC, a wholly-owned  subsidiary of Residential Funding,  and GMAC Mortgage,  LLC, an affiliate of
                             Residential Funding.

SWAP PROVIDER:               HSBC Bank USA, N.A.

CUT-OFF DATE:                November 1, 2006.

CLOSING DATE:                On or about November 29, 2006.

DISTRIBUTION DATE:           25th of each month,  or the next  business day if such day is not a business day, commencing in December 2006.

ASSUMED FINAL
DISTRIBUTION DATES:          The  distribution   date  in  December  2036.  The  actual  final
                             distribution date could be substantially earlier.

FORM OF CERTIFICATES:        Book-entry:  Class  A  Certificates,  Class  M  Certificates  and
                             Class B Certificates.

MINIMUM DENOMINATIONS:       Class A  Certificates  and those classes of Class M  Certificates rated in at least the second  highest  rating  category by one of the rating  agencies,  in minimum  denominations  representing an original  principal amount of $100,000 and integral  multiples of
                             $1,000  in  excess   thereof.   All  other  classes  of  Class  M
                             Certificates  in minimum  denominations  of $250,000 and integral multiples of $1,000 in excess thereof.

SENIOR CERTIFICATES:         Class A Certificates.

SUBORDINATE CERTIFICATES:    Class M Certificates  and Class B  Certificates.  The Subordinate
                             Certificates  will  provide  credit  enhancement  to  the  Senior
                             Certificates.

ERISA:                       Subject  to  the  considerations  contained  in  the  term  sheet
                             supplement,   the  Offered   Certificates  may  be  eligible  for
                             purchase by persons  investing  assets of employee  benefit plans or individual retirement accounts assets.

                             In addition,  if any of the Offered  Certificates  are subject to
                             a  Swap   Agreement,   prior  to  the  termination  of  the  Swap
                             Agreement  the  Offered  Certificates  may only be  purchased  by
                             persons   investing   assets  of   employee   benefit   plans  or
                             individual  retirement  accounts assets if such person  qualifies for the  relief  available  under  one or  more of the  following investor-based exemptions:

o       Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset
                                   managers";

o       PTCE 90-1, regarding investments by insurance company pooled separate accounts;

o       PTCE 91-38, regarding investments by bank collective investment funds;

o       PTCE 95-60, regarding investments by insurance company general accounts; or

o       PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers".

                             See "ERISA  Considerations"  in the term sheet  supplement and in the related base prospectus.

SMMEA:                       When  issued  the  offered  certificates  rated in at  least  the second  highest  rating  category  by one of the rating  agencies will  be  "mortgage  related  securities"  for  purposes  of  the
                             Secondary  Mortgage  Market  Enhancement  Act of 1984,  or SMMEA,
                             and the remaining  classes of certificates  will not be "mortgage related securities" for purposes of SMMEA.

                             See "Legal  Investment"  in the term sheet  supplement and "Legal
                             Investment Matters" in the related base prospectus.

TAX STATUS:                  For federal  income tax  purposes,  the  depositor  will elect to treat  the  portion  of  the  trust  consisting  of  the  related mortgage  loans and  certain  other  segregated  assets as one or more  real  estate  mortgage  investment  conduits.  The  offered certificates  will represent  ownership of regular interests in a real estate mortgage  investment conduit coupled,  in the case of
                             Adjustable  Rate  Certificates,  with the right to receive  Basis
                             Risk  Shortfall  Carry-Forward  Amounts,  in the case of  offered certificates  benefiting  from  a  yield  maintenance  agreement, with the right to receive  payments  thereunder  and, in the case of offered  certificates  benefiting from a Swap Agreement,  with an interest in a limited recourse  notional  principal  contract.
                             The  offered  certificates  (exclusive  of any  right to  receive
                             Basis Risk Shortfall  Carry-Forward  Amounts,  yield  maintenance component or notional  principal  contract  component)  generally will be treated as  representing  ownership  of debt for  federal income tax  purposes.  You will be  required to include in income all  interest  and  original  issue  discount,  if  any,  on such
                             certificates   in   accordance   with  the   accrual   method  of
                             accounting  regardless of your usual methods of  accounting.  For federal  income tax purposes,  the Class R  Certificates  for any series  will  represent  residual  interests  in  a  real  estate mortgage investment conduit.

                             For  further   information   regarding  the  federal  income  tax
                             consequences  of  investing  in  the  offered  certificates,  see
                             "Material  Federal  Income  Tax  Consequences"  in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

A.      EXCESS  CASH  FLOW - For any  Distribution  Date,  the sum of (i)  the  excess  of the
        Available  Distribution  Amount over the sum of (a) the interest  distribution  amount
        for  the   certificates   and  (b)  the   principal   remittance   amount,   (ii)  any
        overcollateralization  reduction  amount,  and  (iii)  any  amounts  received  by  the supplemental  interest  trust under the Swap  Agreement  for that  Distribution  Date.
        Excess  Cash  Flow  may be used  to  protect  the  Class A  Certificates  and  Class M
        Certificates  against realized losses by making an additional  payment of principal to cover the amount of the realized losses.

B.      OVERCOLLATERALIZATION  - The initial aggregate principal balance of the Mortgage Loans is expected  to exceed the  initial  aggregate  certificate  principal  balance of the
        Certificates  by  approximately  $[2,437,500].  This amount  represents  approximately
        [0.65]% of the aggregate  principal  balance of the Mortgage  Loans and is the initial amount of overcollateralization required to be provided.

C.       SUBORDINATION  - If the  Class  M  Certificates  remain  outstanding,  losses  on the mortgage  loans  which are not  covered by Excess  Cash Flow or  Overcollateralization will be allocated to the Class M Certificates  with the lowest payment  priority,  and the other classes of certificates will not bear any portion of such losses,  except as described  in the term  sheet  supplement.  If none of the  Class M  Certificates  are outstanding  and if there is no Excess  Cash Flow or  overcollateralization,  all such losses will be allocated pro rata,  to the Class A  Certificates,  provided,  however, that such losses otherwise allocable to the Class  A-2 Certificates  will be allocated first to the Class A-3  Certificates  until the Certificate  Principal  Balance of the
        Class A-3 Certificates has been reduced to zero.

D.      SWAP  AGREEMENT  -  Credit  enhancement  for the  Class  A  Certificates  and  Class M
        Certificates  will  include  net  payments  made  by  the  Swap  Counterparty  to  the supplemental interest trust trustee pursuant to the Swap Agreement.

See   "Description  of  the   Certificates  -  Excess  Cash  Flow  and   Overcollateralization
and"Description of the Certificates--Allocation of Losses" in the term sheet supplement.

ADVANCES

For any  month,  if the Master  Servicer  does not  receive  the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance funds to cover the amount of the scheduled payment  that was not made.  However,  the  Master  Servicer  will  advance  funds  only if it determines  that the advance will be recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date  on  which  the  aggregate  outstanding  principal  balance  of the mortgage  loans as of the  related  determination  date is less  than  10% of their  aggregate stated  principal  balance as of the cut-off  date,  the master  servicer may, but will not be required to:

        o      purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

        o      purchase all of the certificates.

Under either type of optional purchase,  holders of the outstanding  certificates are entitled to receive the  outstanding  certificate  principal  balance of the  certificates in full with accrued interest,  as and to the extent described in the term sheet supplement.  However,  any optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the  most  subordinate  classes  of  certificates  outstanding,  if the  trust  then  holds properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See  "Pooling  and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The
Pooling and Servicing  Agreement--Termination;  Retirement of Certificates" in the related base prospectus.

BASIS RISK SHORTFALL

With  respect  to any  class  of  Class  A  Certificates  and  Class  M  Certificates  and any
distribution  date on which the Net WAC Cap Rate is used to determine  the  Pass-Through  Rate of that  class of  certificates,  an amount  equal to the  excess of (x)  accrued  certificate interest  for that class of  certificates  calculated  at a rate equal to the One Month  LIBOR plus the related  Margin,  over (y) accrued  certificate  interest  for that class  calculated using the Net WAC Cap Rate.

PRIORITY OF DISTRIBUTIONS

 Distributions to the holders of the Certificates will be made generally as follows:

A.      From the Available  Distribution  Amount,  distribution of accrued and unpaid interest
           (less any prepayment interest  shortfalls not covered by compensating  interest or any Relief Act  Shortfalls)  to the holders of  Certificates  to the extent of the
           Available  Distribution  Amount,  (after  payment of the  Expense Fee Rate) in the following order of priority:

(i)     To the Class A-1, Class A-2 and Class A-3 Certificates, pro rata;

(ii)    To the Class M-1 Certificates;

(iii)   To the Class M-2 Certificates;

(iv)    To the Class M-3 Certificates;

(v)     To the Class M-4 Certificates;

(vi)    To the Class M-5 Certificates; and

(vii)   To the Class M-6 Certificates.

B.      The Principal Distribution Amount will be distributed as follows:

(i)     To the Class A-1,  Class A-2 and A-3  Certificates,  pro rata,  until the  Certificate
              Principal Balances thereof are reduced to zero;

(ii)    To the Class M-1 Certificates,  the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

(iii)   To the Class M-2 Certificates,  the Class M-2 Principal Distribution Amount, until the certificate  principal  balance  of the Class M-2  Certificates  is  reduced to zero;

(iv)    To the Class M-3 Certificates,  the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

(v)     To the Class M-4 Certificates,  the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

(vi)    To the Class M-5 Certificates,  the Class M-5 Principal Distribution Amount, until the certificate  principal  balance  of the Class M-5  Certificates  is  reduced to zero; and

(vii)   To the Class M-6 Certificates,  the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero.

SWAP AGREEMENT

On the Closing Date, the supplemental interest trust Trustee will enter into a Swap
Agreement with the Swap Provider described in the prospectus supplement.  The Swap Agreement will have an initial notional amount of $367,500,000.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to 5.32% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap
Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap
Payment").  See the attached Preliminary Swap Schedule.  [As of the date hereof, the long-term debt of the Swap Provider has been assigned a rating of AA- by Standard & Poor's and Aa2 by Moody's Investors Services.  As of the date hereof, the Swap Provider has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors
Service.]

The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the supplemental interest trust but will not be assets of any REMIC.  Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a termination payment (the  "Swap Termination Payment ") to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust Trustee, on behalf of the supplemental interest trust, is required to make a Swap Termination Payment, that payment will be paid on the related
Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such
Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger
Event (as defined in the Swap Agreement), such payment will be prior to distributions to
Certificateholders.

EXCESS CASH FLOW DISTRIBUTIONS

On any  Distribution  Date,  the Excess Cash Flow and subsequent  recoveries  received by the
Master  Servicer  with respect to any  defaulted  Mortgage  Loan will be allocated  among the certificates as set forth in the term sheet supplement in the following order of priority:

(i)     as part of the  Principal  Distribution  Amount,  to pay to the holders of the Class A
              Certificates  and  Class  M  Certificates,  in  the  priority  described  under
              "Priority of Distributions"  above, in reduction of their Certificate Principal
              Balances,  the principal  portion of realized  losses  previously  allocated to reduce the Certificate  Principal  Balance of any class of Class A Certificates or Class M Certificates and remaining  unreimbursed,  but only to the extent of subsequent recoveries for that Distribution Date;

(ii)    as part of the  Principal  Distribution  Amount,  to pay to the holders of the Class A
              Certificates   andClass  M  Certificates,   in  the  priority  described  under
              "Priority of Distributions"  above, in reduction of their Certificate Principal
              Balances,  the principal  portion of realized  losses  incurred on the Mortgage
              Loans for the preceding calendar month;

(iii)   to pay the holders of the Class A  Certificates  and Class M  Certificates  as part of the Principal  Distribution  Amount, in the priority  described under "Priority of  Distributions" above, any Overcollateralization Increase Amount;

(iv)    to pay the holders of Class A  Certificates  and Class M  Certificates,  the amount of any Prepayment  Interest  Shortfalls  allocated  thereto for that  Distribution
              Date, on a pro rata basis based on  Prepayment  Interest  Shortfalls  allocated
              thereto,   to  the  extent  not  covered  by  the  Eligible  Master   Servicing
              Compensation on that Distribution Date;

(v)     to pay to the  holders  of the  Class A  Certificates  and Class M  Certificates,  any
              Prepayment Interest  Shortfalls  remaining unpaid from prior Distribution Dates together with interest thereon,  on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

(vi)    to pay to the holders of the Class A  Certificates,  in the priority  described  under
              "Priority of  Distributions"  above, if applicable,  and then to the Class M-1,
              Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6  Certificates  in that order of priority,  the amount of any Basis Risk Shortfalls remaining unpaid as of that Distribution Date;

(vii)   to pay to the holders of the Class A  Certificates,  in the priority  described  under
              "Priority of  Distributions"  above, if applicable,  Class M Certificates , the amount of any  Relief Act  Shortfalls  allocated  thereto,  on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

(viii)  to pay to the holders of the Class A  Certificates,  in the priority  described  under
              "Priority of  Distributions"  above, if applicable,  and then to the Class M-1,
              Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6  Certificates  in that order of priority,  the  principal  portion of any realized  losses  previously allocated thereto that remain unreimbursed;

(ix)    to the Swap  Provider,  an amount  equal to any Swap  Termination  Payment owed to the
              Swap  Provider  due to a Swap  Provider  Trigger  Event  pursuant  to the  Swap
              Agreement; and

(x)     pay to the holders of the Class SB Certificates  and Class R Certificates  any balance remaining, in accordance with the terms of the pooling and servicing agreement.

 PRINCIPAL REMITTANCE AMOUNT

 For any Distribution  Date, the sum of the following  amounts:  (i) the principal portion of all scheduled  monthly  payments on the Mortgage  Loans received or advanced with respect to the related due period;  (ii) the  principal  portion of all proceeds of the  repurchase  of
 Mortgage Loans or, in the case of substitution,  amounts representing a principal adjustment as required in the pooling and servicing  agreement during the preceding calendar month; and
 (iii) the principal  portion of all other unscheduled  collections  received on the Mortgage
 Loans during the preceding calendar month including,  without  limitation,  full and partial principal  prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month but excluding subsequent recoveries.

 PRINCIPAL DISTRIBUTION AMOUNT

 For any  Distribution  Date, the lesser of (a) the excess of (x) the available  distribution amount  over  (y) the  interest  distribution  amount  and (b) the sum of (x) the  Principal
 Remittance  Amount  for the  Mortgage  Loans  and (y) the  Excess  Cash  Flow to the  extent distributable  as principal to cover realized  losses on the Mortgage Loans and to reach the
 Required  Overcollateralization Amount minus any Overcollateralization  Reduction Amount and certain  other amounts with respect to servicing  modifications  as set forth in the pooling and servicing agreement.

 CLASS A PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the Principal
 Distribution  Amount for that  Distribution  Date or (ii) on or after the Stepdown Date if a
 Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the Principal
 Distribution  Amount  for that  Distribution  Date and (b) the  excess,  if any,  of (x) the aggregate  Certificate  Principal  Balance of the Class A Certificates  immediately prior to that  Distribution  Date  over  (y)  the  lesser  of  (i)  the  product  of  the  applicable
 Subordination  Percentage and the aggregate Stated  Principal  Balance of the Mortgage Loans after  giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the aggregate  Stated  Principal  Balance  of the  Mortgage  Loans  after  giving  affect to the distributions to be made on such Distribution Date minus the Overcollateralization Floor.

 CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger Event is not in  effect  for that  Distribution  Date,  the  lesser  of (a) the  remaining  Principal
 Distribution  Amount for that Distribution Date after  distribution of the Class A Principal
 Distribution  Amount  and (b) the  excess  of (x) the sum of (i) the  aggregate  Certificate
 Principal Balance of the Class A Certificates,  after taking into account the payment of the
 Class A Principal  Distribution  Amount for that  Distribution Date and (ii) the Certificate
 Principal Balance of the Class M-1 Certificates  immediately prior to that Distribution Date over (y) the lesser of (i) the product of the  applicable  Subordination  Percentage and the
 aggregate  Stated   Principal   Balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that  Distribution  Date and (ii) the aggregate Stated Principal
 Balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
 Distribution Date minus the Overcollateralization Floor.

 CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution Amount and the Class M-1 Principal  Distribution  Amount, or (ii) on
 or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution Date after distribution of the Class A Principal  Distribution Amount and the Class M-1 Principal
 Distribution  Amount  and (b) the  excess  of (x) the sum of (i) the  aggregate  Certificate
 Principal Balance of the Class A Certificates and Class M-1 Certificates,  after taking into account  the payment of the Class A Principal  Distribution  Amount and Class M-1  Principal
 Distribution  Amount for that Distribution  Date and (ii) the Certificate  Principal Balance
 of the Class  M-2  Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the  product of the  applicable  Subordination  Percentage  and the  aggregate
 Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (ii) the  aggregate  Stated  Principal  Balance  of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date minus the Overcollateralization Floor.

 CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount and the Class
 M-2 Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect  for that  Distribution  Date,  the lesser of (a) the  remaining  Principal
 Distribution  Amount for that Distribution Date after  distribution of the Class A Principal
 Distribution  Amount,  the  Class  M-1  Principal  Distribution  Amount  and the  Class  M-2
 Principal  Distribution  Amount  and (b)  the  excess  of (x)  the sum of (i) the  aggregate
 Certificate Principal Balance of the Class A Certificates,  Class M-1 Certificates and Class
 M-2  Certificates,  after  taking  into  account  the  payment  of  the  Class  A  Principal
 Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  and Class M-2  Principal
 Distribution  Amount for that Distribution  Date and (ii) the Certificate  Principal Balance
 of the Class  M-3  Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the  product of the  applicable  Subordination  Percentage  and the  aggregate
 Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (ii) the  aggregate  Stated  Principal  Balance  of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date minus the Overcollateralization Floor.

 CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount, the Class M-2
 Principal  Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or
 after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution  of the  Class  A  Principal  Distribution  Amount,  the  Class  M-1  Principal
 Distribution  Amount,  the  Class  M-2  Principal  Distribution  Amount  and the  Class  M-3
 Principal  Distribution  Amount  and (b)  the  excess  of (x)  the sum of (i) the  aggregate
 Certificate  Principal Balance of the Class A Certificates,  Class M-1  Certificates,  Class
 M-2  Certificates and Class M-3  Certificates,  after taking into account the payment of the
 Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2
 Principal  Distribution  Amount  and  Class  M-3  Principal  Distribution  Amount  for  that
 Distribution  Date and (ii) the Certificate  Principal Balance of the Class M-4 Certificates
 immediately  prior to that  Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage  and the  aggregate  Stated  Principal  Balance of the
 Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (ii) the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount  for  that  Distribution  Date  after  distribution  of  the
 Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the
 Class M-2 Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount and
 the Class M-4  Principal  Distribution  Amount  or (ii) on or after the  Stepdown  Date if a
 Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining
 Principal  Distribution  Amount for that Distribution Date after distribution of the Class A
 Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount, the Class M-2
 Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount and the Class
 M-4  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i) the  aggregate
 Certificate  Principal Balance of the Class A Certificates,  Class M-1  Certificates,  Class
 M-2  Certificates,  Class M-3  Certificates  and Class M-4  Certificates,  after taking into account  the  payment of the Class A  Principal  Distribution  Amount,  Class M-1  Principal
 Distribution  Amount,   Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
 Distribution  Amount and Class M-4 Principal  Distribution Amount for that Distribution Date and (ii) the Certificate  Principal Balance of the Class M-5 Certificates  immediately prior to  that  Distribution  Date  over  (y) the  lesser  of (i) the  product  of the  applicable
 Subordination  Percentage and the aggregate Stated  Principal  Balance of the Mortgage Loans after  giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the
 aggregate  Stated   Principal   Balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
 Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
 Principal  Distribution  Amount  for  that  Distribution  Date  after  distribution  of  the
 Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the
 Class M-2 Principal  Distribution  Amount, the Class M-3 Principal  Distribution Amount, the
 Class M-4 Principal  Distribution Amount and the Class M-5 Principal  Distribution Amount or
 (ii)  on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
 Distribution Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that
 Distribution  Date after  distribution  of the Class A Principal  Distribution  Amount,  the
 Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount, the
 Class M-3 Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount and
 the Class M-5  Principal  Distribution  Amount  and (b) the excess of (x) the sum of (i) the
 aggregate   Certificate   Principal   Balance  of  the  Class  A  Certificates,   Class  M-1
 Certificates,  Class M-2 Certificates,  Class M-3  Certificates,  Class M-4 Certificates and
 Class M-5  Certificates  after  taking  into  account  the  payment of the Class A Principal
 Distribution  Amount,   Class  M-1  Principal   Distribution  Amount,  Class  M-2  Principal
 Distribution  Amount,   Class  M-3  Principal   Distribution  Amount,  Class  M-4  Principal
 Distribution  Amount and Class M-5 Principal  Distribution Amount for that Distribution Date and (ii) the Certificate  Principal Balance of the Class M-6 Certificates  immediately prior to  that  Distribution  Date  over  (y) the  lesser  of (i) the  product  of the  applicable
 Subordination  Percentage and the aggregate Stated  Principal  Balance of the Mortgage Loans after  giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the
 aggregate  Stated   Principal   Balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

ALLOCATION OF LOSSES

 Any realized losses will be allocated in the following order of priority:

(i)     To Excess Cash Flow for the related Distribution Date;

(ii)    To the overcollateralization amount, until it has been reduced to zero;

(iii)   To the Class M-6  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(iv)    To the Class M-5  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(v)     To the Class M-4  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(vi)    To the Class M-3  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(vii)   To the Class M-2  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

(viii)  To the Class M-1  Certificates,  until the certificate  principal  balance thereof has been reduced to zero; and,

(ix)    To  the  Class  A  Certificates   in  the  priority   described   under  "Priority  of
              Distributions"  above,  until  reduced to zero,  provided,  however,  that such losses  otherwise  allocable  to the Class  A-2 Certificates  will be allocated first to the Class A-3 Certificates until the Certificate  Principal Balance of the Class A-3 Certificates has been reduced to zero.

TRIGGER EVENT

A Trigger Event is in effect with respect to any distribution date on or after the Stepdown
Date if either (a) the Sixty-Plus Delinquency Percentage, as determined on that distribution date, exceeds [34.00] % of the Senior Enhancement Percentage for that distribution date or
(b) the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance as of the cut-off date exceeds the applicable amount set forth below:

(i)     December 2009 to November 2010: [0.20]% with respect to December 2009, plus an additional 1/12th of 0.35% for each month through November 2010.
(ii)    December 2010 to November 2011: [0.50]% with respect to December 2010, plus an additional 1/12th of 0.40% for each month through November 2011.
(iii)   December 2011 to November 2012: [0.90]% with respect to December 2011, plus an additional 1/12th of 0.40% for each month through November 2012.
(iv)    December 2012 to November 2013: [1.25]% with respect to December 2012, plus an additional 1/12th of 0.25% for each month through November 2013.
(v)     December 2013 and thereafter: [1.50]%.

STEPDOWN DATE

The earlier of (x) the first distribution date following the distribution date on which the aggregate principal balance of the Class A Certificates are reduced to zero and (y) the later to occur of (i) the distribution date in December 2009 and (ii) the first Distribution
Date on which the Senior Enhancement Percentage is greater than or equal to two times the initial credit enhancement percentage for the Class A Certificates.

SUBORDINATION PERCENTAGE

With respect to each class of Class A Certificates and Class M Certificates, the respective approximate percentage set forth in the table below:

-------------- ----------------
    Class        Percentage
-------------- ----------------
      A             88.50
     M-1            93.20
     M-2            95.70
     M-3            96.40
     M-4            97.10
     M-5            97.80
     M-6            98.70
-------------- ----------------

                                  PRELIMINARY SWAP SCHEDULE

--------- ------------ -------------- -------- ------------ --------------
 PERIOD   DISTRIBUTION   NOTIONAL     PERIOD   DISTRIBUTION   NOTIONAL
             DATE      SCHEDULE ($)               DATE      SCHEDULE ($)
--------- ------------ -------------- -------- ------------ --------------
   1      25-Dec-2006  367,500,000.03   31     25-Jun-2009  150,065,740.25
   2      25-Jan-2007  356,694,303.03   32     25-Jul-2009  145,648,533.01
   3      25-Feb-2007  346,206,085.04   33     25-Aug-2009  141,361,218.01
   4      25-Mar-2007  336,026,024.10   34     25-Sep-2009  137,200,397.24
   5      25-Apr-2007  326,145,071.77   35     25-Oct-2009  133,161,948.14
   6      25-May-2007  316,554,445.19   36     25-Nov-2009  129,242,318.97
   7      25-Jun-2007  307,245,619.27   37     25-Dec-2009  125,437,920.29
   8      25-Jul-2007  298,210,319.11   38     25-Jan-2010  121,745,407.83
   9      25-Aug-2007  289,440,512.70   39     25-Feb-2010  118,161,479.94
   10     25-Sep-2007  280,928,403.73   40     25-Mar-2010  114,682,946.10
   11     25-Oct-2007  272,666,424.75   41     25-Apr-2010  111,306,709.51
   12     25-Nov-2007  264,647,230.37   42     25-May-2010  108,029,764.29
   13     25-Dec-2007  256,863,690.85   43     25-Jun-2010  104,849,192.82
   14     25-Jan-2008  249,308,885.68   44     25-Jul-2010  101,762,247.84
   15     25-Feb-2008  241,976,097.48   45     25-Aug-2010  98,766,091.11
   16     25-Mar-2008  234,858,806.05   46     25-Sep-2010  95,858,054.77
   17     25-Apr-2008  227,950,682.57   47     25-Oct-2010  93,035,549.32
   18     25-May-2008  221,245,583.99   48     25-Nov-2010  90,296,061.27
   19     25-Jun-2008  214,737,547.57   49     25-Dec-2010  87,637,150.97
   20     25-Jul-2008  208,420,785.60   50     25-Jan-2011  85,056,450.40
   21     25-Aug-2008  202,289,680.27   51     25-Feb-2011  82,551,661.11
   22     25-Sep-2008  196,338,778.67   52     25-Mar-2011  80,120,552.11
   23     25-Oct-2008  190,562,787.95   53     25-Apr-2011  77,760,957.96
   24     25-Nov-2008  184,956,570.66   54     25-May-2011  75,470,776.82
   25     25-Dec-2008  179,515,140.12   55     25-Jun-2011  73,247,968.55
   26     25-Jan-2009  174,233,656.08   56     25-Jul-2011  71,090,552.96
   27     25-Feb-2009  169,107,420.36   57     25-Aug-2011  68,996,625.46
   28     25-Mar-2009  164,131,872.70   58     25-Sep-2011  66,963,918.79
   29     25-Apr-2009  159,302,586.72   59     25-Oct-2011  64,991,096.90
   30     25-May-2009  154,615,266.01   60     25-Nov-2011  63,066,403.20
--------- ------------ -------------- -------- ------------ --------------

* The Preliminary Swap Schedule is indicative and subject to change